UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2013

AIRGAS, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
_________________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
______________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In May 2013, the Board of Directors of Airgas, Inc. (“Airgas” or the “Company”) approved the Airgas, Inc. Executive Bonus Plan (the “Executive Bonus Plan”), subject to stockholder approval. On August 6, 2013, at the 2013 Annual Meeting of Stockholders, the stockholders of the Company approved the Executive Bonus Plan. Except with respect to the following changes, the terms of the plan have not changed from those in the plan as approved by the stockholders at the Company’s 2008 Annual Meeting of Stockholders: (1) change the definition of salary for the plan year from the participant’s annual base pay on the first day of the second fiscal quarter to the participant’s annual base pay on the 100th day of the fiscal year, except where proration is required because of partial year participation or when there is a significant change in base pay; (2) change the requirements for eligibility to receive payment of an award from requiring that the participant be employed on the payment date to requiring that the participant be employed on the last day of the plan year; (3) change in the performance goals to delete “return on average capital employed” and add “transaction processing accuracy”; (4) change the maximum that a participant may receive in any one year to $2,000,000 from $1,500,000; (5) add a statement regarding the requirement that the Governance and Compensation Committee certify in writing that the performance goals have been satisfied; and (6) revise the definition of the EBITDA performance goal for clarification purposes.

The purpose of the Executive Bonus Plan is to provide incentives to executives who are responsible for providing leadership in attaining the Company’s business objectives. The Executive Bonus Plan accomplishes this objective by paying awards only after the achievement of the specified goals. The Executive Bonus Plan is designed to allow the Company to pay incentive compensation that qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.     Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to its Executive Chairman, its CEO or any of the three other most highly compensated executive officers (excluding the chief financial officer) to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance-based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if the executive’s total compensation exceeds $1 million during a single year.
The description of the Executive Bonus Plan set forth above is qualified in its entirety by reference to the Executive Bonus Plan filed with this report as Exhibit 10.1.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of the Company was held on August 6, 2013, where the Company’s stockholders voted on the following:

(1)	the election of three directors of the Company;

(2)	the approval of the Executive Bonus Plan;

(3)	the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014;

(4)	an advisory vote to approve the Company’s executive compensation; and

(5)	a stockholder proposal regarding the Company’s classified Board of Directors.

The final voting results for each such item are set forth below.
Election of Directors. The following persons were elected as directors for terms expiring at the 2016 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John P. Clancey	41,614,442	22,403,402	4,351,865
Richard C. Ill	58,037,287	5,980,557	4,351,865
Ted B. Miller, Jr.	41,648,356	22,369,488	4,351,865
Approval of the Executive Bonus Plan. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,809,748	1,174,604	33,492	4,351,865

Ratification of the Selection of Independent Registered Public Accounting Firm. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
67,830,168	517,969	21,572

Advisory Vote to Approve the Company’s Executive Compensation. The following table summarizes the results of the advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,047,119	3,807,533	163,192	4,351,865

Stockholder Proposal Regarding the Company’s Classified Board of Directors. The following table summarizes the results of a proposal by a stockholder requesting the Board of Directors to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,721,589	26,334,146	962,109	4,351,865

Item 9.01    Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits

10.1† - Airgas, Inc. Executive Bonus Plan

†    Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2013
Airgas, Inc.
(Registrant)

/s/ ROBERT H. YOUNG, JR.
Robert H. Young, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Airgas, Inc. Executive Bonus Plan